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                                                                   Exhibit 23.25



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of FrontierVision Holdings, L.P. on Form S-4 of our report dated March 15, 1996 (August 1, 1996 as to note
1) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the American Cable Entertainment of Kentucky-Indiana, Inc.'s ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
September 26, 1997